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                                                               Exhibit 99.(j)(i)

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 23, 2004, relating to the financial statements and financial highlights which appears in the February Semi-Annual Report to Shareholders of Undiscovered Managers Behavioral Growth Fund, Undiscovered Managers Behavioral Value Fund, Undiscovered Managers REIT Fund and UM Small Cap Growth Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
May 11, 2004

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 19 to Registration Statement No. 333-37711 of Undiscovered Managers Behavioral Growth Fund, Undiscovered Managers Behavioral Value Fund, Undiscovered Managers REIT Fund and UM Small Cap Growth Fund, on Form N-1A, of our report dated October 17, 2003 appearing in the Annual Report to Shareholders of Undiscovered Managers Funds for the year ended August 31, 2003, in the Statement of Additional Information, which is a part of such registration statement. We also consent to the references to us under the heading "Financial Statements" in the Statement of Additional Information.

Philadelphia, Pennsylvania
May 12, 2004